SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2014
Date of Report (Date of earliest event reported)

New Energy Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-127953
(Commission File Number)

59-3509694
(I.R.S. Employer Identification No.)

9192 Red Branch Rd.
Suite 110
Columbia, Maryland 20866
(Address of principal executive offices)

(800) 213-0689
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. Other Events

On March 1, 2014, John Conklin, the President and Chief Executive Officer of New Energy Technologies, Inc. (the “Company”) adopted a stock trading plan in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Under the trading plan, Mr. Conklin’s 205,000 vested options issued to him pursuant to the Company’s 2006 Incentive Stock Option Plan may be exercised and shares of the Company’s common stock owned by Mr. Conklin will be sold on his behalf by an independent broker upon the achievement of pre-specified price targets. Although the trading plan was adopted on March 1, 2014, no trades will be made until at least April 1, 2014.

The plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can prudently and gradually diversify their investment portfolios over an extended period of time.

The Company undertakes no obligation to report on Form 8-K any Rule 10b5-1 plans that may be adopted by any of its officers, directors or shareholders or to report on Form 8-K any modifications or termination of any publicly announced trading plans, except to the extent required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 5, 2014.

New Energy Technologies, Inc.

By:	/s/ John Conklin
John Conklin
President & Chief Executive Officer

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